UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2009

ESPRE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5700 W. Plano Parkway, Suite 2600, Plano, Texas 75093
(Address of Principal Executive Offices)

(214) 254-3708
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 12, 2009, Dalcor, Inc., a Panamanian corporation (“Dalcor”), delivered to Espre Solutions, Inc. (the “Company”), a Notice of Event of Default and Acceleration (the “Notice”) under Convertible Secured Promissory Note (the “Note”).  The Notice states that Events of Default have occurred and are continuing under the terms of the Note, including without limitation Events of Default described in Section 6.1(ii) and 6.1(v) of the Note.  The Notice declares the Note immediately due and payable.

Pursuant to the Note, the Company borrowed from Dalcor $5,000,000 in cash (the “Principal Amount”) with interest at a rate of 6.0% per annum and a maturity date of August 20, 2013 (the “Transaction”).  Interest on the Note is payable in cash or, at Dalcor’s option, in shares of Common Stock of the Company (the “Common Stock”).  The first three months of interest were prepaid upon closing the Transaction.

The Note is convertible, at the option of Dalcor, up to the full Principal Amount, into shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).  The number of shares of Series C Preferred Stock into which the Note may be converted is equal to the dollar amount of the Note being converted divided by a conversion price of $1.00.

The Note may not be prepaid without the written consent of Dalcor.  The Company is obligated to prepay the Principal Amount, together with all accrued and unpaid interest, fees and other amounts due and payable pursuant to the Note if the Company sells, exclusively licenses, conveys, assigns, leases, abandons or otherwise transfers or disposes of any of its properties or assets, unless (i) such transaction is in the ordinary course of the Company’s business, (ii) the proceeds of such transaction are paid to Dalcor, or (iii) with the prior written consent of Dalcor.  The Note grants to Dalcor anti-dilution rights in the event the Company enters into a corporate transaction and the right of first refusal in the event the Company desires to issue any securities of the Company or enter into any new indebtedness.  If an event of default occurs and is continuing, as Dalcor has so advised the Company, Dalcor may rescind any outstanding conversion notice and declare any and all amounts owing under the Note immediately due and payable at a price of 118% of the Principal Amount, together with all accrued and unpaid interest thereon, which Dalcor has now done.

In connection with the Transaction, the Company and Dalcor entered into a security agreement (the “Security Agreement”) on August 20, 2008, pursuant to which the Company granted Dalcor a security interest in all of the Company’s personal property to secure the Company’s obligations under the Note.  Also in connection with the Transaction, the Company and Dalcor enter into a pledge agreement (the “Pledge Agreement”) on August 20, 2008, pursuant to which the Company granted Dalcor a first-priority security interest in all of the shares of common stock of Blideo, Inc., a Texas corporation, held by the Company and certain indebtedness owed to the Company to secure the Company’s obligations under the Note.  Also in connection with the Transaction, the Company and Dalcor entered into a registration rights agreement on August 20, 2008, pursuant to which the Company granted Dalcor demand and piggyback registration rights with respect to the Note and the Series C Preferred Stock issued upon conversion of the Note.

One of the Sections of the Note cited in the Notice, Section 6.1(ii), states that the Note is in default if  “any of the representations, warranties or covenants made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in a material respect at any time while this Note remains outstanding.”  The other cited Section, 6.1(v), states that the Note is in default if there occurs “any event or condition that in the good faith of the Holder results in a material adverse change in the financial condition, operations, property or business prospects of the Company…which impairs the Company’s ability to perform or brings into question the validity or enforceability of the Note.” Section 6.2 of the Note provides that upon an Event of Default, Dalcor may accelerate the Note, which shall be payable at 118% of the principal amount thereof, together with accrued and unpaid interest.  The full text of the Note and related Transaction documents was filed as an Exhibit to the Company’s Current Report on Form 8-K filed on August 26, 2008.

The Notice does not specify the basis for Dalcor’s conclusion that a Section 6.1(ii), (v) Event of Default has occurred.  However, on January 6, 2009, based on an opinion from Company legal counsel, William Hopke, the Company’s President, advised Dalcor of matters which the Company believes constitute violations of the Note and related Transaction documents.  These include failures of the Company in some instances to comply with state blue sky exemptions from the registration requirements of those states in connection with the private offerings of the Company’s securities; the payment of finders’ fees to persons who were not registered representatives of licensed broker-dealers; and failures to disclose the payment of finders’ fees to investors.  The Company also advised Dalcor of other possible violations of the Note, including but not limited to:

•	Failure to disclose a material contract with Media Distributions Solutions, LLC, and All Link Live for use of Espre technology in the live adult entertainment industry;
•	The payment of commissions to an employee for assisting in the sale of Company shares;
•	Reimbursement of expenses not covered under employment agreements;
•	Award of stock grants and options without proper board approval and documentation;
•	Improper sale or transfer of restricted shares by officers and directors;

•	Receipt by Company personnel of payments or compensation from customers while negotiating contracts with those customers; and
•	Verbal or implied guarantees to repurchase common shares sold to investors depending on future price performance.

As a consequence of the discovery of these items and the subsequent disclosures made by the Company to Dalcor, the Company and its auditors could not complete the audit of the Company’s financial statements for the year ended September 30, 2008, on a timely basis and the Company was consequently unable to file its Annual Report of Form 10-K for that year by January 13, 2009, the last day on which it could have been timely filed. The failure of the Company to file its Form 10-K on time constitutes a default under Section 6.1(xii) of the Note.

 In the event that Dalcor chooses to pursue collection of the accelerated amount of the Note, the Company will be unable to pay that amount.  Further, Dalcor has a first security interest in substantially all of the Company’s assets, including its intellectual property.  Accordingly, if Dalcor proceeds for collection or forecloses on its security interest, the Company will in all probability be unable to continue, or it may be forced to seek protection under federal bankruptcy statutes.

See Item 8.01, Other Events, with respect to the Company’s press release on January 14, 2009 concerning Dalcor’s Notice.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2009, Oliver Chappaz resigned as a director of the Company.  While his written resignation did not provide any reason for his decision to resign, Mr. Chappaz orally advised the Company’s President, William Hopke, that he believed that a conflict existed between his serving as an agent of Dalcor and his remaining a director of the Company.  Mr. Chappaz’ resignation was disclosed in the Company’s January 14, 2009, press release described in Item 8.01, Other Events.

Item 8.01	Other Events

On January 13, 2009, the Company issued a press release regarding the Notice it received from Dalcor and the resignation of Mr. Chappaz as a director of the Company.

As a consequence of the matters described in Item 2.04 of this Report, the Company has suspended its merger negotiations with Blideo, Inc., doing business as OpenACircle.com, announced on November 3, 2008.

The information under the caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Espre Solutions, Inc., on January 13, 2009.

10.1	Software and Technology Sub-License Agreement among Media Distribution Solutions, LLC, Espre Solutions, Inc., and All Link Live, Inc., dated November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2009	/s/ William Hopke
William Hopke, President